Exhibit 99.1
BERKSHIRE HILLS REPORTS ANOTHER STRONG QUARTER WITH
FOURTH QUARTER EPS OF $0.44 AND $2.06 FOR THE YEAR
Dividend Declared; Annual Meeting Date Set
PITTSFIELD, MA – January 26, 2009 – Berkshire Hills Bancorp (BHLB) reported fourth quarter earnings totaled $5.2 million, or $0.44 per share. For the year 2008, earnings were $22.2 million, or $2.06 per share. Core earnings per share increased by 8% in 2008, reflecting the benefit of acquisitions and organic growth. GAAP earnings per share increased by 43% due to non-core charges in 2007.
Most categories of income and expense increased in the first nine months of 2008 including the benefit of the acquired Vermont operations. Results in 2007 included non-core charges primarily due to the completion of that merger and a related balance sheet restructuring. Net income in 2007 totaled $13.5 million, or $1.44 per share. Fourth quarter 2007 net income was $3.1 million, or $0.29 per share.
Fourth Quarter Financial Highlights
•	$0.44 core earnings per share vs. $0.36 in 2007; GAAP EPS of $0.44 vs. $0.29

•	0.48% nonperforming assets to total assets at year-end; accruing delinquent loans were 0.51% of total loans

•	0.27% annualized charge-offs on average loans

•	Public issuance of nearly $40 million in common stock and the issuance of $40 million of preferred stock under the U.S. Treasury Capital Purchase Program
Annual Financial Highlights
•	8% increase in core EPS; 43% increase in GAAP EPS

•	12% increase in year-end tangible book value per share to $15.47; 3% decrease in total book value per share to $30.07

•	21% increase in total net revenue

•	3.44% net interest margin

•	8% increase in total commercial loans; 7% increase in total residential mortgage and home equity loans

•	61.4% efficiency ratio, improved from 62.9% in 2007

BHLB — Berkshire Hills Bancorp	Page 1	www.berkshirebank.com

Michael P. Daly, President and Chief Executive Officer, stated, “We had another solid quarter, and finished out a strong year with higher earnings and earnings per share. We generated positive operating leverage due to organic growth and the benefit of our Vermont operations acquired last year. Despite growing headwinds towards the end of the year, we generated higher earnings and core earnings per share in every quarter of the year.”
Mr. Daly continued, “We produced these solid results despite the impact of our October common stock offering, which reduced EPS by $0.06 in the fourth quarter and by $0.07 for the year. This successful public offering totaled nearly $40 million and bolstered our equity capital, which totaled 15% of total assets at year-end –our highest equity capital ratio since we went public. We combined the common equity with $40 million in preferred stock issued under the Treasury Capital Purchase Program to better position the Company to expand the flow of credit and support economic vitality in the communities that we serve.”
Mr. Daly concluded, “Our loan performance continued to hold up through year-end, and our charge-offs remained modest in 2008. We also had no writedowns on any of our investment securities during the year and our investment portfolio remained high quality at year-end. We recognize that the coming year will be challenging for our industry and we will again be disciplined in our budgeting process. The interest rate reductions by the Federal Reserve Bank have negatively impacted our pricing, thereby reducing our net interest margin. Should economic conditions continue to deteriorate in 2009, it is likely that we will increase our provision despite our strong loan performance through year-end 2008. We will also be incurring some earnings dilution from the common stock offering and the Treasury preferred stock. We aggressively supplemented our capital to prepare for the current environment, and we plan to be proactive in developing programs to meet the needs of our markets and in working promptly to address loan problems if they develop.”
DIVIDEND DECLARED
The Board of Directors declared a quarterly cash dividend of $0.16 per share to stockholders of record at the close of business on February 12, 2009 and payable on February 26, 2009. Common stock dividends totaled $0.63 per share in 2008, an increase of 9% over 2007.
ANNUAL MEETING SET
The 2009 annual meeting of stockholders will be held on May 7, 2009 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 A.M. (ET). The voting record date has been set as March 10, 2009.
FINANCIAL CONDITION
Total assets were $2.7 billion at year-end 2008, increasing by 6% over year-end 2007. Total loans increased by 8% in 2008 excluding auto loans, reflecting growth in total commercial loans, along with higher residential mortgage and home equity loans. Growth in commercial real estate loans mostly reflected loan opportunities previously serviced by national providers in the Company’s New England lending areas. Home equity loan growth was due to new lines opened as a result of relationship promotions. Residential and home equity underwriting is based on prime lending standards with 80% maximum loan-to-value. Commercial business loans decreased due to paydowns. The bank made a decision early in the year to discontinue originations of indirect auto loans and this portfolio is declining as existing balances runoff. Fourth quarter loan activity generally reflected these annual trends.

BHLB — Berkshire Hills Bancorp	Page 2	www.berkshirebank.com

In the fourth quarter, securities available for sale increased by $71 million and short term investments increased by $10 million, primarily reflecting the utilization of stock issuance proceeds pending further investment activities in 2009. Securities purchases consisted primarily of short duration collateralized mortgage obligations issued by federal agencies. The Company’s securities portfolio consists primarily of U.S. agency mortgage backed securities, and municipal and economic development bonds. All debt securities are rated investment grade except for $40 million in unrated local municipal and economic development bonds. The total unrealized loss on securities available for sale was $3 million at year-end 2008, all of which was deemed to be temporary.
The Company’s problem loan measures at year-end 2008 remained comparatively low and were not significantly changed from the prior year-end. Year-end 2008 nonperforming assets totaled 0.48% of total assets, and accruing delinquent loans were up moderately to 0.51% of total loans. The year-end loan loss allowance was 1.14% of total loans for 2008 and 2007. The portion of the allowance assigned to specific reserves on impaired loans was $1.0 million at year-end 2008 and $1.2 million at year-end 2007.
Total deposits increased by $7 million to $1.83 billion in 2008. Deposit activity included an estimated $45 million in targeted run-off of higher cost municipal, commercial, and brokered time deposit accounts primarily in the second quarter. Estimated deposit growth excluding this run-off was 3%. Most of the Company’s retail deposit and loan promotions are linked to companion checking accounts. The Company offers 100% insurance on all deposit balances due to its participation in the Massachusetts Depositors Insurance Fund. The Bank expects to benefit from the temporary increase in FDIC deposit insurance limits and it is also participating in the optional temporary unlimited transaction account insurance offered by the FDIC.
Stockholders’ equity increased by $82 million in 2008 primarily due to the benefit of the common and preferred stock offerings. The contribution from earnings was partially offset by dividends and an unrealized mark-to-market loss on interest rate swaps. Total equity to assets increased to 15.3% at year-end 2008, while tangible equity to assets measured 9.2%. The risk based capital ratio of Berkshire Bank was approximately 12% at year-end. Total return on equity was 6.5% in 2008, while the core return on tangible equity was 16.2%. The Company views this latter measure as an important measure of its capital generation and capital strength. Tangible common book value per share was $15.47 at year-end 2008, compared to $13.82 at the prior year-end. Total common book value per share was $30.07 and $31.15 at these two dates, respectively.

BHLB – Berkshire Hills Bancorp	Page 3	www.berkshirebank.com

RESULTS OF OPERATIONS
Most major categories of income and expense increased in 2008 primarily due to the contribution of Vermont operations resulting from the Factory Point Bancorp acquisition in September 2007. Total annual core revenue increased by 16%, while total core income increased by 25%. Several non-core charges related principally to the Factory Point acquisition reduced revenue and income in 2007. As a result, total GAAP revenue increased by 21% and total GAAP earnings increased by 64% in 2008 compared to 2007. Fourth quarter GAAP earnings increased by 69%, including results from Vermont operations in both periods. The increase was primarily due to non-core charges and a larger loan loss provision in 2007.
Net interest income increased by 18% in 2008 and increased sequentially in all quarters during the year. Average earning assets also increased sequentially in each quarter in 2008, with the fourth quarter average exceeding the 2007 fourth quarter average by 6%. This was primarily driven by continuous loan growth, despite the impact of runoff in the indirect auto loan portfolio. The net interest margin increased sequentially in the first three quarters to a five year peak of 3.48%, and then declined in the fourth quarter to 3.41% due to market floors on deposit rates following the drop in the federal funds rate to the lowest levels since 1954. The net interest margin improvement to 3.44% in 2008 reflected disciplined loan and deposit pricing throughout the year, together with the benefit of the Factory Point acquisition and the related balance sheet restructuring in 2007.
Fee income increased by 14% in 2008, resulting from higher deposit, loan, and interest rate swap fee income. Insurance fees decreased by 1% in 2008 primarily due to softer pricing conditions in the property casualty markets. Wealth management fees increased by 29% in 2008; however they were adversely affected by stock market conditions in the fourth quarter. The stock market decline caused a 21% reduction in fourth quarter wealth management revenues. Non-interest income in 2007 included non-core balance sheet restructuring charges related to the Factory Point acquisition.
The loan loss provision increased by 7% in 2008, which was in line with the growth in total loans during the year. The 2008 loan loss provision was $4.6 million, while net loan charge-offs totaled $3.8 million in 2008, compared to $6.0 million in 2007.
The 9% increase in non-interest expense in 2008 was primarily due to the Factory Point acquisition. Fourth quarter results included the acquired Vermont operations in both 2008 and 2007, and fourth quarter core expenses were flat from year to year. Non-core charges were recorded in 2007 primarily due to the Factory Point acquisition, and there were additional non-core expense restructuring charges recorded in both years. The Bank’s efficiency ratio improved to 59% in 2008, while the consolidated ratio improved to 61%. The effective income tax rate was 28% in both 2008 and 2007, and also in the most recent quarter. The tax rate in 2008 included a second quarter non-core credit resulting from the reduction in the valuation reserve for deferred state tax assets.

BHLB — Berkshire Hills Bancorp	Page 4	www.berkshirebank.com

CONFERENCE CALL
The Company will conduct a conference call/webcast at 9:00 A.M. eastern time on Tuesday, January 27, 2009 to discuss the results for the quarter and the year, and guidance about expected future results. Additionally, the Company intends to post a document with supplemental information in the Investor Relations section of its web site at www.berkshirebank.com shortly before the commencement of the call.
Information about the conference call follows:

Dial-in:	800-860-2442
Webcast:	www.berkshirebank.com (Investor Relations link)
A telephone replay of the call will be available until February 4, 2009 by calling 877-344-7529 and entering replay passcode: 426862. The webcast and a podcast will be available at the Company’s website above for an extended period of time.
BACKGROUND
Berkshire Hills Bancorp is headquartered in Pittsfield, Massachusetts. It has approximately $2.7 billion in assets and is the parent of Berkshire Bank — America’s Most Exciting BankSM. The Company provides business and consumer banking, insurance, wealth management, and investment services through 48 banking and insurance offices in Western Massachusetts, Northeastern New York, and Southern Vermont. For more information, visit www.berkshirebank.com or call 800-773-5601.
FORWARD LOOKING STATEMENTS
Statements in this news release regarding Berkshire Hills Bancorp that are not historical facts are “forward-looking statements”. These statements reflect management’s views of future events, and involve risks and uncertainties. For a discussion of factors that could cause actual results to differ materially from expectations, see “Forward Looking Statements” in the Company’s 2007 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission’s Internet website (www.sec.gov) and to which reference is hereby made. Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements.

BHLB — Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs. Similarly, the efficiency ratio is also adjusted for these non-core items. Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of stockholders. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.
# # #
CONTACTS
Investor Relations Contact
David H. Gonci
Corporate Finance Officer
413-281-1973
Media Contact
Fedelina Madrid
Vice President — Marketing
413-236-3733

BHLB — Berkshire Hills Bancorp	Page 6	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	December 31,	September 30,	December 31,
(In thousands)	2008	2008	2007
Assets
Total cash and cash equivalents	$26,582	$26,445	$33,259
Fed funds sold & short-term investments	18,216	8,124	7,883
Trading securities	18,144	15,267	—
Securities available for sale, at fair value	276,423	205,554	197,964
Securities held to maturity, at amortized cost	25,872	25,923	39,456
Federal Home Loan Bank stock	21,077	21,077	21,077
Loans held for sale	1,768	5,401	3,445

Residential mortgages	677,254	672,004	657,045
Commercial mortgages	808,591	794,780	704,764
Commercial business loans	175,799	181,224	203,564
Consumer loans	345,508	344,359	378,643

Total loans	2,007,152	1,992,367	1,944,016
Less: Allowance for loan losses	(22,908)	(22,886)	(22,116)

Net loans	1,984,244	1,969,481	1,921,900

Premises and equipment, net	37,448	37,902	38,806
Goodwill	161,178	161,178	161,632
Other intangible assets	17,652	18,490	20,820
Cash surrender value of life insurance policies	35,668	35,331	35,316
Other assets	42,457	35,526	31,874

Total assets	$2,666,729	$2,565,699	$2,513,432

Liabilities and stockholders’ equity
Demand deposits	$233,040	$227,271	$231,994
NOW deposits	190,828	196,217	213,150
Money market deposits	448,238	450,818	439,341
Savings deposits	211,156	220,800	210,186

Total non-maturity deposits	1,083,262	1,095,106	1,094,671
Brokered time deposits	2,942	3,008	21,497
Other time deposits	743,376	739,090	706,395

Total time deposits	746,318	742,098	727,892

Total deposits	1,829,580	1,837,204	1,822,563

Borrowings	359,157	366,092	334,474
Junior subordinated debentures	15,464	15,464	15,464
Derivative liabilities	23,868	2,608	—
Due to broker	19,895	—	—
Other liabilities	10,340	11,649	14,094

Total liabilities	2,258,304	2,233,017	2,186,595

Total stockholders’ equity	408,425	332,682	326,837

Total liabilities and stockholders’ equity	$2,666,729	$2,565,699	$2,513,432

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS — UNAUDITED
LOAN ANALYSIS

	December 31, 2008
		Quarterly
		annualized	Annual	September 30, 2008	December 31, 2007
(Dollars in millions)	Balance	growth	growth	Balance	Balance

Residential mortgages:
1 - 4 Family	$642	4%	5%	$636	$610
Construction	35	(11)	(26)	36	47

Total residential mortgages	677	3	3	672	657

Commercial mortgages:
Construction	130	(12)	4	134	125
Single and multi-family	70	—	1	70	69
Other commercial mortgages	608	12	19	591	510

Total commercial mortgages	808	7	15	795	704

Commercial business loans	176	(11)	(14)	181	204

Total commercial loans	984	3	8	976	908

Consumer loans:
Auto and other	140	(43)	(34)	157	211
Home equity	206	41	23	187	168

Total consumer loans	346	2	(9)	344	379

Total loans	$2,007	3%	3%	$1,992	$1,944

DEPOSIT ANALYSIS

	December 31, 2008
		Quarterly
		annualized	Annual	September 30, 2008	December 31, 2007
(Dollars in millions)	Balance	growth	growth	Balance	Balance

Demand	$233	11%	—%	$227	$232
NOW	191	(10)	(10)	196	213
Money market	448	(3)	2	451	439
Savings	211	(18)	—	221	211

Total non-maturity deposits	1,083	(4)	(1)	1,095	1,095

Time less than $100,000	392	(2)	(4)	394	409
Time $100,000 or more	351	7	18	345	298
Brokered time	3	—	(86)	3	21

Total time deposits	746	2	2	742	728

Total deposits	$1,829	(2)%	—%	$1,837	$1,823

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2008	2007	2008	2007
Interest and dividend income
Loans	$29,343	$32,666	$120,567	$120,059
Securities and other	3,419	3,183	12,644	11,885

Total interest and dividend income	32,762	35,849	133,211	131,944
Interest expense
Deposits	9,248	13,749	41,733	50,597
Borrowings and junior subordinated debentures	4,044	3,882	15,738	17,422

Total interest expense	13,292	17,631	57,471	68,019

Net interest income	19,470	18,218	75,740	63,925
Non-interest income
Insurance commissions and fees	2,139	2,290	13,619	13,728
Deposit service fees	2,623	2,620	9,782	7,747
Wealth management fees	1,171	1,476	5,704	4,407
Loan service and interest rate swap fees	203	91	1,229	772

Total fee income	6,136	6,477	30,334	26,654
Other	241	551	1,283	1,710
Loss on sale of securities, net	—	—	(22)	(591)
Loss on prepayment of borrowings, net	—	—	—	(1,180)
Gain (loss) on sale of loans, net	—	41	—	(1,950)

Total non-interest income	6,377	7,069	31,595	24,643

Total net revenue	25,847	25,287	107,335	88,568
Provision for loan losses	1,400	3,060	4,580	4,300
Non-interest expense
Salaries and employee benefits	8,988	9,386	38,282	34,018
Occupancy and equipment	2,736	2,656	11,238	9,945
Marketing, data processing, and professional services	2,338	2,275	8,761	8,598
Non-recurring expense	—	1,198	683	2,956
Amortization of intangible assets	838	1,050	3,830	3,058
Other	2,356	1,828	8,905	6,919

Total non-interest expense	17,256	18,393	71,699	65,494

Income before income taxes	7,191	3,834	31,056	18,774
Income tax expense	1,985	761	8,812	5,239

Net income	$5,206	$3,073	$22,244	$13,535

Basic earnings per common share	$0.44	$0.29	$2.08	$1.47

Diluted earnings per common share	$0.44	$0.29	$2.06	$1.44

Weighted average common shares outstanding
Basic	11,804	10,524	10,700	9,223
Diluted	11,892	10,664	10,791	9,370

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands, except per share data)	2008	2008	2008	2008	2007
Interest and dividend income
Loans	$29,343	$30,078	$29,823	$31,323	$32,666
Securities and other	3,419	3,014	3,011	3,200	3,183

Total interest and dividend income	32,762	33,092	32,834	34,523	35,849
Interest expense
Deposits	9,248	9,676	10,521	12,288	13,749
Borrowings and junior subordinated debentures	4,044	4,087	3,666	3,941	3,882

Total interest expense	13,292	13,763	14,187	16,229	17,631

Net interest income	19,470	19,329	18,647	18,294	18,218
Non-interest income
Insurance commissions and fees	2,139	2,640	3,694	5,146	2,290
Deposit service fees	2,623	2,518	2,486	2,155	2,620
Wealth management fees	1,171	1,338	1,567	1,628	1,476
Loan service and interest rate swap fees	203	561	228	237	91

Total fee income	6,136	7,057	7,975	9,166	6,477
Other	241	174	562	306	551
Gain (loss) on securities, net	—	4	(26)	—	—
Gain on sale of loans, net	—	—	—	—	41

Total non-interest income	6,377	7,235	8,511	9,472	7,069

Total net revenue	25,847	26,564	27,158	27,766	25,287
Provision for loan losses	1,400	1,250	1,105	825	3,060
Non-interest expense
Salaries and employee benefits	8,988	9,796	9,842	9,656	9,386
Occupancy and equipment	2,736	2,760	2,774	2,968	2,656
Marketing, data processing, and professional services	2,338	2,121	2,181	2,121	2,275
Non-recurring expense	—	—	683	—	1,198
Amortization of intangible assets	838	889	1,019	1,084	1,050
Other	2,356	2,171	2,133	2,245	1,828

Total non-interest expense	17,256	17,737	18,632	18,074	18,393

Income before income taxes	7,191	7,577	7,421	8,867	3,834
Income tax expense	1,985	2,301	1,708	2,818	761

Net income	$5,206	$5,276	$5,713	$6,049	$3,073

Basic earnings per share	$0.44	$0.51	$0.55	$0.58	$0.29

Diluted earnings per share	$0.44	$0.51	$0.55	$0.58	$0.29

Weighted average shares outstanding
Basic	11,804	10,303	10,302	10,386	10,524
Diluted	11,892	10,400	10,384	10,457	10,664

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2008	2008	2008	2008	2007
NON-PERFORMING ASSETS
Nonaccruing loans:
Residential mortgages	$1,646	$1,315	$763	$1,060	$726
Commercial mortgages	7,738	6,178	5,329	7,082	5,177
Commercial business loans	1,921	2,210	3,103	3,557	4,164
Indirect auto and installment loans	693	576	503	374	346
Home equity	173	74	74	67	95

Total nonaccruing loans	12,171	10,353	9,772	12,140	10,508
Other real estate owned	498	941	1,050	755	866

Total nonperforming assets	$12,669	$11,294	$10,822	$12,895	$11,374

Total nonperforming loans/total loans	0.61%	0.52%	0.49%	0.63%	0.54%
Total nonperforming assets/total assets	0.48%	0.44%	0.42%	0.51%	0.46%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$22,886	$22,581	$22,130	$22,116	$22,108
Charged-off loans	(1,474)	(1,331)	(754)	(883)	(3,117)
Recoveries on charged-off loans	96	386	100	72	65

Net loans charged-off	(1,378)	(945)	(654)	(811)	(3,052)
Acquired allowance	—	—	—	—	—
Provision for loan losses	1,400	1,250	1,105	825	3,060

Balance at end of period	$22,908	$22,886	$22,581	$22,130	$22,116

Allowance for loan losses/nonperforming loans	188%	221%	231%	182%	210%
Allowance for loan losses/total loans	1.14%	1.15%	1.14%	1.14%	1.14%

NET LOAN CHARGE-OFFS
Residential mortgages	$—	$(119)	$—	$(24)	$—
Commercial mortgages	(900)	(63)	(131)	(175)	—
Commercial business loans	(10)	(265)	(121)	(213)	(2,683)
Indirect auto and installment loans	(468)	(498)	(402)	(339)	(319)
Home equity	—	—	—	(60)	(50)

Total net	$(1,378)	$(945)	$(654)	$(811)	$(3,052)

Net charge-offs (YTD annualized)/average loans	0.19%	0.16%	0.15%	0.17%	0.34%

DELINQUENT LOANS / TOTAL LOANS
30-89 Days delinquent	0.46%	0.45%	0.33%	0.41%	0.39%
90 + Days delinquent and still accruing	0.05%	0.03%	0.04%	0.03%	0.04%

Total accruing delinquent loans	0.51%	0.48%	0.37%	0.44%	0.43%

Nonaccruing loans	0.61%	0.52%	0.49%	0.63%	0.54%

Total delinquent loans	1.12%	1.00%	0.86%	1.07%	0.97%

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

At or for the Quarters Ended
Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
2008	2008	2008	2008	2007

PERFORMANCE RATIOS
Core return on tangible assets	0.98%	1.03%	1.16%	1.24%	0.83%
Return on total assets	0.79	0.82	0.91	0.97	0.50
Core return on tangible common equity	12.70	15.85	17.89	19.52	12.90
Return on total common equity	5.62	6.26	6.89	7.38	3.74
Net interest margin, fully taxable equivalent	3.41	3.48	3.45	3.41	3.38
Core tangible non-interest income to tangible assets	1.04	1.21	1.47	1.64	1.23
Non-interest income to assets	0.97	1.13	1.36	1.52	1.14
Core tangible non-interest expense to tangible assets	2.68	2.82	2.91	2.95	2.80
Non-interest expense to assets	2.62	2.76	2.97	2.89	2.95
Efficiency ratio	62.24	62.18	61.08	60.12	62.51

YEAR-TO-DATE GROWTH
Total loans	3%	3%	4%	(2)%	3%
Total deposits	—	1	(1)	12	2
Total revenues	21	29	21	19	23

FINANCIAL DATA (In millions)
Total assets	$2,667	$2,566	$2,547	$2,546	$2,513
Total loans	2,007	1,992	1,978	1,935	1,944
Total intangible assets	179	180	181	182	182
Total deposits	1,830	1,837	1,811	1,880	1,823
Total stockholders’ equity	408	333	330	329	327
Total stockholders’ common equity	368	333	330	329	327
Total core income	5.2	5.3	5.7	6.0	3.8
Total net income	5.2	5.3	5.7	6.0	3.1

ASSET QUALITY RATIOS
Net charge-offs (annualized)/average loans	0.27%	0.19%	0.13%	0.17%	0.34%
Non-performing assets/total assets	0.48	0.44	0.42	0.51	0.45
Loan loss allowance/total loans	1.14	1.15	1.14	1.14	1.14
Loan loss allowance/nonperforming loans	1.88	x	2.21	x	2.31	x	1.82	x	2.10	x

PER SHARE DATA
Core earnings, diluted	$0.44	$0.51	$0.55	$0.58	$0.36
Net earnings, diluted	0.44	0.51	0.55	0.58	0.29
Tangible common book value	15.47	14.58	14.36	13.97	13.82
Total common book value	30.07	31.71	31.78	31.38	31.15
Market price at period end	30.86	32.00	23.65	25.19	26.00
Dividends	0.16	0.16	0.16	0.15	0.15

CAPITAL RATIOS
Common stockholders’ equity to total assets	13.82%	12.97%	12.96%	12.91%	13.00%
Tangible common stockholders’ equity to tangible assets	7.62	6.41	6.30	6.19	6.22
Stockholders’ equity to total assets	15.32%	12.97%	12.96%	12.91%	13.00%
Tangible stockholders’ equity to tangible assets	9.23	6.41	6.30	6.19	6.22

(1)	Reconciliations of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.

(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(3)	The Dec. 31, 2007 total loan annualized year-to-date growth calculations exclude the acquired FAPB balances and $50 million in residential mortgage loans sold during September 07.

(4)
The Dec. 31, 2007 total deposit annualized year-to-date growth calculations both exclude the acquired FAPB balances, $22.7 million in repurchase liabilities converted to deposit accounts, and $21 million in brokered time deposit run-off.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
AVERAGE BALANCES

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands)	2008	2008	2008	2008	2007
Assets
Loans
Residential mortgages	$679,000	$672,363	$665,407	$659,406	$661,937
Commercial mortgages	808,308	787,543	745,727	712,317	694,339
Commercial business loans	185,434	192,065	196,962	201,433	203,539
Consumer loans	343,894	346,068	354,321	369,659	381,401

Total loans	2,016,636	1,998,039	1,962,417	1,942,815	1,941,216
Securities	304,466	266,720	260,046	254,561	254,847
Short-term investments	15,345	4,384	12,633	16,498	4,526

Total earning assets	2,336,447	2,269,143	2,235,096	2,213,874	2,200,589
Goodwill & other intangible assets	179,187	180,387	181,705	182,895	183,902
Other assets	105,097	105,937	105,109	104,027	105,525

Total assets	$2,620,731	$2,555,467	$2,521,910	$2,500,796	$2,490,016

Liabilities and stockholders’ equity
Deposits
NOW	$196,326	$193,192	$202,747	$208,275	$207,671
Money market	453,977	447,184	491,945	466,673	422,514
Savings	220,565	221,746	212,680	210,310	212,760
Time	746,913	734,195	705,305	715,026	749,785

Total interest-bearing deposits	1,617,781	1,596,317	1,612,677	1,600,284	1,592,730
Borrowings and debentures	382,015	380,453	343,816	346,475	327,383

Total interest-bearing liabilities	1,999,796	1,976,770	1,956,493	1,946,759	1,920,113
Non-interest-bearing demand deposits	229,175	232,762	221,471	217,355	225,507
Other liabilities	17,566	10,804	10,780	7,079	11,267

Total liabilities	2,246,537	2,220,336	2,188,744	2,171,193	2,156,887

Stockholders’ equity	374,194	335,131	333,166	329,603	333,129

Total liabilities and stockholders’ equity	$2,620,731	$2,555,467	$2,521,910	$2,500,796	$2,490,016

Supplementary data
Total non-maturity deposits	$1,100,043	$1,094,884	$1,128,843	$1,102,613	$1,068,452
Total deposits	1,846,956	1,829,079	1,834,148	1,817,639	1,818,237
Fully taxable equivalent income adj.	532	532	532	492	541

(1)	Average balances for securities available-for-sale are based on amortized cost.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
AVERAGE YIELDS (Fully Taxable Equivalent — Annualized)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007

Earning assets
Loans
Residential mortgages	5.64%	5.65%	5.66%	5.70%	5.54%
Commercial mortgages	6.01	6.24	6.44	6.86	7.34
Commercial business loans	5.99	6.41	6.57	7.55	7.68
Consumer loans	5.46	5.86	6.02	6.58	6.91
Total loans	5.79	5.99	6.11	6.48	6.68
Securities	5.14	5.27	5.39	5.69	5.85
Federal funds sold and short-term investments	0.54	1.45	1.78	2.24	5.25
Total earning assets	5.67	5.89	6.00	6.36	6.56

Funding liabilities
Deposits
NOW	0.52	0.64	0.73	1.09	1.39
Money Market	1.73	1.86	2.14	2.88	3.41
Savings	0.68	0.61	0.71	0.97	1.10
Time	3.54	3.76	4.08	4.43	4.65
Total interest-bearing deposits	2.27	2.41	2.62	3.09	3.42
Borrowings and debentures	4.21	4.27	4.29	4.57	4.70
Total interest-bearing liabilities	2.64	2.77	2.91	3.35	3.64

Net interest spread	3.03	3.12	3.09	3.01	2.92
Net interest margin	3.41	3.48	3.45	3.41	3.38

Cost of funds	2.37	2.48	2.62	3.02	3.26
Cost of deposits	1.99	2.10	2.31	2.72	3.00

(1)	Average balances and yields for securities available-for-sale are based on amortized cost.

(2)	Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

			At or for the Quarters Ended
			Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)			2008	2008	2008	2008	2007
Net income			$5,206	$5,276	$5,713	$6,049	$3,073
Adj: Loss (gain) on sale of securities, net			—	(4)	26	—	—
Plus: Other non-recurring expense			—	—	683	—	1,198
Adj: Income taxes			—	2	(701)	—	(468)

Core income	(A	)	5,206	5,274	5,721	6,049	3,803
Plus: Amort. of intangible assets			838	889	1,019	1,084	1,050

Tangible core income	(B	)	$6,044	$6,163	$6,740	$7,133	$4,853

Total non-interest income			$6,377	$7,235	$8,511	$9,472	$7,069
Adj: Loss (gain) on sale of securities, net			—	(4)	26	—	—

Total core non-interest income	(C	)	6,377	7,231	8,537	9,472	7,069
Net interest income			19,470	19,329	18,647	18,294	18,218

Total core revenue	(D	)	$25,847	$26,560	$27,184	$27,766	$25,287

Total non-interest expense			$17,256	$17,737	$18,632	$18,074	$18,393
Less: Other non-recurring expense			—	—	(683)	—	(1,198)

Core non-interest expense	(E	)	17,256	17,737	17,949	18,074	17,195
Less: Amortization of intangible assets			(838)	(889)	(1,019)	(1,084)	(1,050)

Total core tangible non-interest expense	(F	)	$16,418	$16,848	$16,930	$16,990	$16,145

(Dollars in millions, except per share data)
Total average assets			$2,621	$2,555	$2,522	$2,501	$2,490
Less: Average intangible assets			(179)	(180)	(182)	(183)	(184)

Total average tangible assets	(G	)	$2,442	$2,375	$2,340	$2,318	$2,306

Total average stockholders’ equity			$374	$335	$333	$330	$333
Less: Average intangible assets			(179)	(180)	(182)	(183)	(184)

Total average tangible stockholders’ equity			195	155	151	147	149
Less: Preferred equity			(6)	—	—	—	—

Total average tangible common stockholders’ equity	(H	)	$189	$155	$151	$147	$149

Total stockholders’ equity, period-end			$408	$335	$330	$329	$327
Less: Intangible assets, period-end			(179)	(180)	(181)	(182)	(182)

Total tangible stockholders’ equity, period-end			229	155	149	147	145
Less: Preferred equity			(40)	—	—	—	—

Total tangible common stockholders’ equity, period-end	(I	)	$189	$155	$149	$147	$145

Total shares outstanding, period-end (thousands)	(J	)	12,253	10,493	10,385	10,475	10,493
Average diluted shares outstanding (thousands)	(K	)	11,892	10,400	10,384	10,457	10,664

Core earnings per share	(A/K	)	$0.44	$0.51	$0.55	$0.58	$0.36
Tangible book value per share	(I/J	)	$15.47	$14.58	$14.36	$13.97	$13.82

Core return on tangible assets	(B/G	)	0.98%	1.03%	1.16%	1.24%	0.84%
Core return on tangible common equity	(B/H	)	12.70	15.84	17.89	19.52	13.03
Core tangible non-interest income to tang. assets	(C/G	)	1.04	1.21	1.47	1.64	1.23
Core tangible non-interest exp to tang. assets	(F/G	)	2.68	2.82	2.91	2.95	2.80
Efficiency ratio			62.24	62.18	61.08	60.12	62.63

(1)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2)	Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)	Quarterly data may not sum to year-to-date data due to rounding.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

			For years ended
			Dec. 31,
(Dollars in thousands)			2008	2007
Net income			$22,244	$13,535
Adj: Loss on sale of securities, net			22	591
Adj: Loss on prepayment of borrowings, net			—	1,180
Adj: Loss on sale of loans, net			—	1,991
Plus: Other non-recurring expense			683	2,956
Adj: Income taxes			(699)	(2,492)

Core income	(A	)	22,250	17,761
Plus: Amort. of intangible assets			3,830	3,058

Tangible core income	(B	)	$26,080	$20,819

Total non-interest income			31,595	$24,643
Adj: Loss on sale of securities, net			22	591
Adj: Loss on prepayment of borrowings, net			—	1,180
Adj: Loss on sale of loans, net			—	1,991

Total core non-interest income	(C	)	31,617	28,405
Net interest income			75,740	63,925

Total core revenue	(D	)	107,357	$92,330

Total non-interest expense			71,699	$65,494
Less: Other non-recurring expense			(683)	(2,956)

Core non-interest expense	(E	)	71,016	62,538
Less: Amortization of intangible assets			(3,830)	(3,058)

Total core tangible non-interest expense	(F	)	67,186	$59,480

(Dollars in millions, except per share data)
Total average assets			$2,551	$2,262
Less: Average intangible assets			(180)	(138)

Total average tangible assets	(G	)	$2,371	$2,124

Total average stockholders’ equity			$343	$288
Less: Average intangible assets			(180)	(138)

Total average tangible stockholders’ equity			163	150
Less: Preferred equity			(1)	—

Total average tangible common stockholders’ equity	(H	)	$162	$150

Total stockholders’ equity, period-end			$408	$327
Less: Intangible assets, period-end			(179)	(182)

Total tangible stockholders’ equity, period-end			229	145
Less: Preferred equity			(40)	—

Total tangible common stockholders’ equity, period-end	(I	)	$189	$145

Total shares outstanding, period-end (thousands)	(J	)	12,253	10,493
Average diluted shares outstanding (thousands)	(K	)	10,791	9,370

Core earnings per share	(A/K	)	$2.06	$1.90
Tangible book value per share	(I/J	)	$15.47	$13.82

Core return on tangible assets	(B/G	)	1.10%	0.98%
Core return on tangible common equity	(B/H	)	16.16	13.88
Core tangible non-interest income to tang. assets	(C/G	)	1.33	1.34
Core tangible non-interest exp to tang. assets	(F/G	)	2.83	2.80
Efficiency ratio			61.40	62.94

(1)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.